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EXHIBIT 10.4

                        TERMINATION AND RELEASE AGREEMENT

     THIS TERMINATION AND RELEASE AGREEMENT (the "Agreement) is dated as of March 7th, 2002 (the "Effective Date"), by and between Schein Pharmaceutical (Bermuda), LTD. ("Schein'), and Endorex Newco, LTD. ("Endorex"),

                                    RECITALS

     WHEREAS, on February 2, 2000, Schein and Endorex entered into a Development, Licence and Supply Agreement (the "Development Agreement"); and,

     WHEREAS, Schein and Endorex now mutually desire to terminate the Development Agreement and each of their respective rights, duties, obligation and remedies under the Development Agreement, all upon the terms and conditions as set forth below.

     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1.   TERMINATION OF DEVELOPMENT AGREEMENT.

     (a) Effective as of the Effective Date, Schein and Endorex hereby agree that the Development Agreement and all licences contained therein are hereby terminated and of no further force or effect whatsoever and, except as otherwise set forth herein, neither Schein nor Endorex shall have any further obligations with respect thereto. In consideration for the parties entering into this Agreement effectively terminating the Development Agreement, and the general releases contained herein, within three (3) business days from the Effective Date, Schein shall pay to Endorex the amount of three-hundred thousand dollars ($300,000.00) in cash by wire transfer of immediately available funds to an account designated by Endorex as set forth on Exhibit A, attached hereto and incorporated herein by this reference.

     (b) Without limiting subparagraph (a) above, each of Schein and Endorex expressly acknowledge and agree that neither party nor any of their respective Affiliates (as defined below) shall have any ongoing obligations, liabilities or responsibilities of any nature whatsoever pursuant to the non-competition covenant contained in Clause 4 of the Development Agreement and that, except as otherwise provide herein, the provisions of Clause 14 -CONSEQUENCES OF TERMINATION shall not survive the termination of the Development Agreement and shall be of no further force or effect. For purposes hereof, "Affiliate" shall mean, when used with respect to a person, any other person directly or indirectly controlling, controlled by, or under common control with the subject person. For purposes of this Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of a person, or the right to receive over 50% of the profits or earnings of a person.

     (c) Notwithstanding the above, the confidentiality provisions set forth in Subsection 17.1 of the Development Agreement shall remain in full force and effect for a period of seven years from the Effective Date and, further, the indemnity obligations contained in Subsections

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15.7.1 and 15.7.2 of the Development Agreement shall survive the termination of the Development Agreement effected hereby.

2.   MUTUAL RELEASE.

     (a) RELEASE BY ENDOREX. Except as expressly set forth in Paragraph 1 above, Endorex hereby releases and forever discharges Schein and its Affiliates, and its and their respective directors, officers, employees, agents, successors arid assigns, from and against any and all liabilities, obligations, expenses, losses, damages, indemnities, claims, causes of action and demands whatsoever which Endorex ever had, now has or may have, whether now known or unknown, against Schein and/or any of its Affiliates arising out of, resulting from, or in any way related to the Development Agreement.

     (b) RELEASE BY SCHEIN. Except as expressly set forth in Paragraph 1 above, Schein hereby releases and forever discharges Endorex and its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns, from and against any and all liabilities, obligations, expenses, losses, damages, indemnities, claims, causes of action and demands whatsoever which Schein ever had, now has or may have, whether now known or unknown, against Endorex and/or any of its Affiliates arising out of, resulting from, or in any way related to the Development Agreement.

     (c) The parties understand and expressly agree that the mutual releases set forth herein extend to all claims arising on or prior to the Effective Date related to the Development Agreement of every nature and kind whatsoever, whether known or unknown, as provided by California Civil Code Section 1542 and any other law in any other state or jurisdiction to the same or similar effect, arid the parties do hereby waive and relinquish any and all rights, benefits, or protections they may have under such laws. Section 1542 of the Civil Code of the State of California provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

3.   MISCELLANEOUS.

     (a) ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by one party (whether by operation of law or otherwise) without the prior written consent of the other party. Provided, however, that either party may assign this Agreement without the other party's consent in connection with a merger, acquisition or other sale or transfer of such party's business or the portion of the business to which this Agreement relates, Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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     (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

     (c) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     (d) SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering Invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties concerning its subject matter and supercedes any and all agreements, written or oral, between the parties hereto concerning the subject matter of this Agreement. This Agreement may be amended or modified, or any provision hereof waived, only by a written instrument executed by the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above,

SCHEIN PHARMACEUTICAL
(BERMUDA) LTD.                             ENDOREX NEWCO, LTD.
By:                                        By:
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Title:                                     Title:
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